Exhibit 99.1

BioLife Solutions Announces 2016 Revenue Growth of 28%

2017 Guidance Provided

BOTHELL, WA — January 12, 2017 — BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media (“BioLife”), today announced preliminary 2016 revenue of $8.2 million, representing 28% growth in sales of biopreservation media products compared to the prior year.

2016 Key Operational Highlights:

•	Preliminary Q4 revenue from biopreservation media product sales reached a new high of $2.2 million, a 24% increase over the same period last year.

•	BioLife’s proprietary, clinical grade biopreservation media products, CryoStor® and HypoThermosol®, are now embedded in 240 customer validations and clinical trials, an increase of 40 or 20% since the end of 2015. The Company’s products are part of the cell manufacturing and distribution processes in a majority of the ongoing CAR and other T cell clinical trials targeting blood cancers and solid tumors.

•	123 new customers were gained, including 65 in the regenerative medicine market segment.

•	Execution of long term supply agreements with Kite Pharma, Bellicum Pharmaceuticals, and TissueGene.

•	The biologistex joint venture was restructured to enable additional outside capital to be raised to drive adoption of the evo® Smart Shipper and biologistex™ Cold Chain Management SaaS.

•	Strengthened the executive management team with the following appointments:
o	Roderick de Greef as Chief Financial Officer
o	Karen Foster as Vice President of Operations
o	Jim Mathers as Vice President of Global Sales

Mike Rice, BioLife CEO, commented on the Company’s performance by stating, “2016 was another strong year of execution that broadened the biopreservation media franchise we have built in the regenerative medicine market. Our efforts should be further rewarded in 2017 with possible customer regulatory approvals of their cell-based therapies. Customer adoption of the evo Smart Shipper and biologistex SaaS is anticipated this year and our recent JV restructuring was an important accomplishment to enable growth without BioLife having to raise additional capital.”

2017 Catalysts:

•	Cell therapy customers, including Kite Pharma, could receive regulatory approvals to commence marketing and commercial manufacturing, which, as a result, should drive increased demand for our proprietary biopreservation media products.

•	Continued adoption of CryoStor and HypoThermosol in pre-IND validations and phase 1, 2 and 3 clinical trials of new cell and tissue based products and therapies.

•	Adoption of the evo Smart Shipper and use of the biologistex Cold Chain Management SaaS by leading CAR T cell therapy customers.

2017 Financial Guidance:

•	Biopreservation media revenue growth of 20-25% over 2016; revenue in excess of $10 million.

•	Gross margin, as a percent of sales, between 55% to 60%.

•	Operating expenses ranging from $8 - $9 million, reflecting a quarterly decrease of $400,000 - $500,000 resulting from the recently announced restructuring of the biologistex joint venture.

•	Positive quarterly EBITDAS by the end of 2017.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets biopreservation media products and smart shipping containers connected to a cloud hosted cold chain management app to improve the quality of delivery logistics for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, market adoption of biologistex, commercial manufacturing of our customers’ products, and projected financial results, cash flow and liquidity, including the potential for reaching positive quarterly EBITDAS by the end of 2017. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com